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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated May 14, 1999, relating to the financial statements, which appear in AVX Corporation's Annual Report on Form 10-K for the year ended March 31, 1999 and the use in this Registration Statement on Form S-3 of our report dated May 14, 1999 relating to the financial statements which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP
Atlanta, Georgia
February 11, 2000